Exhibit 10.82

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 31 day of [December, 2013], but effective as of the Effective Time (as defined below), by and between CATALYST DEVELOPMENT PARTNERS II, LLC, a Georgia limited liability company (“Purchaser”) and TRIBRIDGE RESIDENTIAL, LLC, a Georgia limited liability company (“Seller”).

RECITALS:

A.           Seller is the owner of 100% of the Class B Membership Interests (the “Membership Interest”) in UCFP Owner, LLC, a Delaware limited liability company (the “Company”).

B.           Purchaser is the owner of 100% of the Class A Membership Interests of the Company.

C.           The Company’s operating agreement dated effective as of April 23, 2013 (“Operating Agreement”) provides that the Class A Member shall have the right at any time to acquire the Membership Interest for Ten and No/100 Dollars ($10.00). Capitalized terms used herein without definition shall have the meanings given in the Operating Agreement.

D.           Seller desires to sell the Membership Interest to Purchaser, and Purchaser desires to purchase the Membership Interest from Seller, in each case, subject to and upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Purchaser and Seller hereby agree as follows:

ARTICLE 1:  PURCHASE AND SALE

1.1           Purchase and Sale of Membership Interest. Subject to the terms and conditions of this Agreement, at the Closing (as defined herein), Purchaser will purchase from Seller, free and clear of all liens, security interests, claims, charges, options, demands and encumbrances of any nature (collectively, “Encumbrances”), all right, title and interest in and to the Membership Interest.

1.2           Purchase Price.

(a)          The purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Membership Interest shall be the sum of $10.00 in cash.

(b)          The parties acknowledge and agree that the Purchase Price includes any and all amounts to which Seller would otherwise be entitled with respect to cash distributions paid or payable by the Company, and that, from and after Closing, Seller shall not have any right to receive any additional cash distributions from the Company, regardless of whether such distributions occur on, prior to or subsequent to the Effective Time.

1.3           Closing.  The closing of the transactions contemplated herein (the “Closing”) shall take place simultaneously with the execution hereof. At Closing: (a) Purchaser shall deliver to Seller cash in the amount of the Purchase Price via check or wire transfer of immediately available funds; and (b) Seller shall sign and deliver to Purchaser an Assignment of Membership Interest (the “Assignment”) in the form attached hereto as Exhibit A.

1.4           Effective Time. Notwithstanding the date of Closing, the parties agree that the Closing shall be effective for all purposes as of 11:59 pm on [December 31, 2013] (the “Effective Time”), and that Seller shall withdraw as a Member of the Company as of the Effective Time.

ARTICLE 2:  REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

2.1           Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser, as of the date hereof and as of the Effective Time, that: (a) Seller is the sole owner of the Membership Interest and owns the Membership Interest free and clear of all Encumbrances; (b) it is transferring the Membership Interest to Purchaser free and clear of all Encumbrances; (c) the Membership Interest has not been previously assigned, pledged or otherwise encumbered (in whole or in part) and no other person or entity has any right or option to purchase the Membership Interest or to consent to or approve the sale of the Membership Interest; (d) all necessary corporate action has been taken by Seller and its constituent entities authorizing and approving the execution and delivery of this Agreement and the Assignment and the performance by Seller of all of its obligations hereunder and under the Assignment; (e) this Agreement has been duly executed and delivered by Seller, and, upon due execution and delivery by Purchaser, this Agreement will be a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and principles of equity; and (f) it has not entered into any agreement or arrangement obligating Seller to pay a brokerage or similar fee in connection with the sale of the Membership Interest. Seller hereby binds itself and its successors and assigns, to warrant and defend the title to the Membership Interest to Purchaser and to Purchaser’s successors and assigns, forever against the claims of all persons and entities claiming by, through or under Seller. The parties hereto agree that the assignment of the Membership Interest shall not dissolve the Company.

2.2           Indemnification. Seller shall indemnify, defend and hold Purchaser harmless from all loss, liability, cost or expense (including, but not limited to, reasonable attorneys' fees and court costs), damages, liens, claims, actions and causes of action arising or resulting from or relating to Seller's breach of any of the foregoing representations and warranties or any of the covenants and agreements of Seller contained herein. Purchaser shall indemnify, defend and hold Seller harmless from all loss, liability, cost or expense (including, but not limited to, reasonable attorneys' fees and court costs), damages, liens, claims, actions and causes of action to the extent actually incurred by Seller and which arises from Purchaser's ownership of the Membership Interest from and after the Effective Time, but expressly excluding any matter which arises from the negligent or willful actions of Seller.

ARTICLE 3:  MISCELLANEOUS

3.1           Parties Bound. Except as set forth herein, no party may assign this Agreement without the prior written consent of all other parties, and any such prohibited assignment shall be void. No assignment shall relieve the assigning party from any liability hereunder, whether arising before or after such assignment. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

3.2           Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the internal laws of the State of Georgia.

3.3           Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

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3.4           Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written above.

SELLER:

TRIBRIDGE RESIDENTIAL, LLC

By:	/s/ Robert H. West
Name:	Robert H. West
Its:	Chief Operating Officer

PURCHASER:

CATALYST DEVELOPMENT PARTNERS II, LLC

By:	/s/ Robert Meyer
Name:	Robert Meyer
Its:	Manager

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EXHIBIT A

See attached.

ASSIGNMENT OF MEMBERSHIP INTEREST

THIS ASSIGNMENT, is made as of the 31st day of [December, 2013], by TRIBRIDGE RESIDENTIAL, LLC, a Georgia limited liability company (“Assignor”) in favor of CATALYST DEVELOPMENT PARTNERS II, LLC, a Georgia limited liability company (“Assignee”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby assign and convey unto Assignee all of Assignor’s entire limited liability company membership interest in UCFP Owner, LLC, a Delaware limited liability company (the “Assigned Interest”). Assignor hereby represents and warrants to Assignee that all of the representations and warranties made by Assignor (as seller) in that certain Membership Interest Purchase Agreement of even date herewith are true and accurate in all respects and all of such representations and warranties are incorporated herein by this reference.

ASSIGNOR:

TRIBRIDGE RESIDENTIAL, LLC

By:	/s/ Robert H. West
Name:	Robert H. West
Its:	Chief Operating Officer